UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2025
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 7, 2025, Greenidge Generation LLC (“Greenidge”), a wholly-owned subsidiary of Greenidge Generation Holdings Inc. (the “Company”), entered into a Stipulation of Settlement (the “Stipulation”) with the New York State Department of Environmental Conservation (the “Department”), which provides a pathway to resolve ongoing administrative and judicial proceedings concerning renewal of Greenidge’s Title V Air Permit for its power generation facility in Dresden, New York (the “Facility”) consistent with New York’s Climate Leadership and Community Protection Act.

Pursuant to the terms of the Stipulation, Greenidge submitted to the Department an application (the “Application”), supplementing the Title V Air Permit renewal application previously submitted by Greenidge to the Department on March 5, 2021 (the “2021 Permit Renewal Application”), to modify and renew its existing Title V Air Permit to incorporate new greenhouse gas (“GHG”) emissions limits and related monitoring and reporting requirements set forth in Schedule 1 of the Stipulation.

Pursuant to the terms of the Stipulation, the Department agreed to process the Application pursuant to the New York State Uniform Procedures Act and 6 NYCRR Part 621, and issue a draft Title V permit modification and renewal (the “Draft Title V Permit”) that includes substantially the same conditions as the 2021 Permit Renewal Application and the GHG limits and reporting obligations agreed upon in the Stipulation. The Draft Title V Permit will be subject to a public notice and comment period in addition to a 45-day review period by the U.S. Environmental Protection Agency.

Upon completion of the administrative process and withdrawal of Greenidge’s pending appeal before the New York State Supreme Court Appellate Division, Fourth Department, the Department shall issue a final Title V Air Permit consistent with the GHG emission limits set forth in Schedule 1 of the Stipulation. The GHG emissions limits established in Schedule 1 of the Stipulation are as follows (measured in tons of CO₂e per year, on a 12-month rolling average): (i) 475,683.48 in Permit Year 1; (ii) 475,683.48 in Permit Year 2; (iii) 428,115.13 in Permit Year 3; (iv) 380,426.78 in Permit Year 4; and (v) 358,071.27 in Permit Year 5.

The Stipulation provides that, during Permit Years 3 and 4, to the extent that the Facility is dispatched to provide power to the grid above the number of megawatts (MW) it provided to the grid at the time of the Department’s June 2022 denial of the 2021 Permit Renewal Application, the emissions associated with the increased MWs shall not count toward the emissions limits in Permit Years 3 and 4; provided, however, that the Facility’s emissions in Permit Years 3 and 4 shall not exceed the actual emissions limit for the immediately preceding Permit Year, as applicable.

The Stipulation further provides that, following Permit Year 5 (provided that the Facility operates under the final Title V Air Permit), the Facility’s GHG emissions may not exceed 358,071.27 tons of CO₂e per year unless expressly authorized by the Department in the form of a subsequent permit modification.

Greenidge’s existing Title V Air Permit remains valid pursuant to Section 401(2) of the New York State Administrative Procedure Act throughout the administrative process set forth in the Stipulation.

The foregoing description of the Stipulation does not purport to be complete and is qualified in its entirety by reference to the full text of the Stipulation, including Schedule 1 thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in its entirety herein by reference.

Item 8.01 – Other Events.

On November 7, 2025, the Company issued a press release announcing its entry into the Stipulation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stipulation of Settlement, dated November 7, 2025, by and between Greenidge Generation LLC and the New York State Department of Environmental Conservation.

99.1	Press Release, dated November 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: November 10, 2025